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                                                                    EXHIBIT 21.1


                                  EXHIBIT 21.1
                     VALERO REFINING AND MARKETING COMPANY
                            SCHEDULE OF SUBSIDIARIES


          NAME OF SUBSIDIARY                     STATE OF ORGANIZATION
--------------------------------------      -------------------------------

Valero Refining and Marketing Company                  Delaware
     Valero Coal Company                               Delaware
     Valero Corporate Services Company                 Delaware
     Valero Javelina Company                           Delaware
     Valero Marketing and Supply Company               Delaware
     Valero Mediterranean Company                      Delaware
     Valero Mexico Company                             Delaware
     Valero MTBE Investments Company                   Delaware
     Valero MTBE Operating Company                     Delaware
     Valero Producing Company                          Delaware
     Valero Refining Company                           Delaware
     Valero Technical Services Company                 Delaware
     VMGA Company                                      Texas